Bain Capital Specialty Finance, Inc. Fact Sheet*

September 30, 2017

Bain Capital Specialty Finance, Inc. (the “Company”) is an externally managed business development company that commenced investment operations on October 13, 2016. The Company is managed by BCSF Advisors, LP, an SEC registered investment adviser.

Fund Performance

	YTD[1]
Total Return Based on Net Asset Value:	3.1%

Distributions	
Quarterly Distributions:	$5.2M
Year-to-Date Distributions:	$9.1M

Portfolio Composition

Total Assets:	$528.8M
Net Asset Value:	$506.9M
Total Liabilities:	$21.9M
Net Asset Value per Share:	$20.33
Total Number of Companies:	56

Percent Floating / Fixed[2]:	98.1% / 1.9%
Weighted Average Yield (investments)[3]:	6.6%
Percent Called (of total committed capital):	40%

Market Value by Geography


84%
7%
5%
3%
1%
US
UK
Ireland
Lux
Netherlands

Market Value by Industry


15%
14%
8%
8%
6%
6%
5%
5%
5%
4%
4%
3%
3%
3%
2%
2%
2%
2%
1%
1%
1%
High Tech Industries
Healthcare & Pharmaceuticals
Services: Business
Aerospace & Defense
Capital Equipment
Energy: Oil & Gas
Media: Diversified & Production
Containers, Packaging & Glass
Consumer goods: non-durable
Beverage, Food & Tobacco
Environmental Industries
Construction & Building
Wholesale
Telecommunications
Real Estate
Automotive
Utilities: Electric
Chemicals, Plastics & Rubber
Media: Advertising, Printing & Publishing
Hotel, Gaming & Leisure
Retail

Market Value by Security Type


78%
15%
4%
2%
1%
First Lien Senior Secured Loan
First Lien Last Out Term Loan
Second Lien Senior Secured Loan
Corporate Bond
Equity Interest

Top Holdings (by Issuer)

Company	Industry	Asset Type	Coupon	Maturity Date	Fair Value (USD)
Adler & Allan Group Limited[4, 5, 9, 10]	Environmental Industries	First Lien Last Out	8.00%	6/30/2024	19,880,801
Zywave, Inc. [7, 10]	High Tech Industries	Senior Secured Loan - First Lien	6.32%	11/17/2022	17,773,344
Zywave, Inc. [6, 7, 10]	High Tech Industries	Revolver	-	11/17/2022	-
U.S. Anesthesia Partners, Inc. [7, 10]	Healthcare & Pharmaceuticals	Senior Secured Loan - Second Lien	8.49%	6/23/2025	16,520,000
Netsmart Technologies, Inc. [7]	High Tech Industries	Senior Secured Loan - First Lien	5.83%	4/19/2023	16,379,436
Endo Luxembourg Holding Company S.a.r.l. and NIMA[4, 8]	Healthcare & Pharmaceuticals	Senior Secured Loan - First Lien	5.50%	4/29/2024	15,130,828
FineLine Technologies, Inc. [7, 10]	Consumer goods: non-durable	Senior Secured Loan - First Lien	6.08%	11/2/2022	14,475,596
FineLine Technologies, Inc. [6, 7, 10]	Consumer goods: non-durable	Revolver	8.00%	11/2/2021	615,870
American Tire Distributors Inc.[7]	Wholesale	Senior Secured Loan - First Lien	5.49%	9/1/2021	15,032,291
TECT Power Holdings, LLC[7, 10]	Aerospace & Defense	Senior Secured Loan - Second Lien	9.74%	12/27/2021	14,757,969
Qlik Technologies[7]	High Tech Industries	Senior Secured Loan - First Lien	4.81%	4/26/2024	14,691,305
Regan Development Holdings Limited[4, 5, 9, 10]	Construction & Building	Senior Secured Loan - First Lien	7.50%	5/2/2022	10,120,489
Regan Development Holdings Limited[4, 5, 9, 10]	Construction & Building	Senior Secured Loan - First Lien	7.50%	5/2/2022	3,334,350
Regan Development Holdings Limited[4, 5, 9, 10]	Construction & Building	Senior Secured Loan - First Lien	7.50%	5/2/2022	1,228,926

*An investment in the Company involves a high degree of risk and may be considered speculative. Potential investors are advised to consider the investment objectives, risks, and charges and expenses of the Company carefully before investing. Potential investors should read and carefully consider all information found in the Company’s reports filed with the U.S. Securities and Exchange Commission (“SEC”) before investing. This fact sheet is intended as informational only and is not intended as investment advice or for trading purposes. For additional information, contact your financial advisor. This fact sheet does not constitute a prospectus and should under no circumstances be understood as an offer to sell or the solicitation of an offer to buy our common stock or any other securities nor will there be any sale of the common stock or any other securities referred to in this fact sheet in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such state or jurisdiction.

All footnotes referenced above are contained on the following page.

1

Footnotes All data as of September 30, 2017. Percentages and other information in this fact sheet may have been rounded. 1. Total return based on net asset value is calculated as the change in net asset value per share during the nine months ended September 30, 2017, assuming dividends and distributions, if any, are reinvested in accordance with the Company’s dividend reinvestment plan. Total return has not been annualized. In evaluating the Company’s prior performance in this fact sheet, you should remember that past performance is not indicative of future results and there can be no assurance that the Company will achieve similar results in the future. Further, an investment in the Company is discrete from, and does not represent an interest in, any other Bain Capital entity. Measured on fair value basis. Based upon the par value of our debt investments. The investment is not a qualifying asset under Section 55(a) of the Investment Company Act of 1940 (the “1940 Act”). The Company may not acquire any non-qualifying asset unless, at the time of acquisition, qualifying assets represent at least 70% of the Company’s total assets. The Company has made these investments with affiliated investment funds through intermediary entities (together, the “Intermediary Entities”). The Company is issued a specified interest in connection with these investments made through the Intermediary Entities, such that the Company receives the rights and commitments of such investments. These rights, and unfunded obligations, if any, are based upon the Company’s pro-rata specified interest of such investments. Position or portion thereof is an unfunded loan commitment, and no interest is being earned on the unfunded portion. The investment may be subject to an unused facility fee. Loan includes interest rate floor of 1.00%. Loan includes interest rate floor of 0.75%. Loan includes interest rate floor of 0.50%. Security valued using unobservable inputs (Level 3). 2. 3. 4. 5. 6. 7. 8. 9. 10. 2